AMENDMENT NO. 11
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 11, dated as of October [ ], 2006 (this "Amendment"), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer"), THE NEW YORK MORTGAGE COMPANY, LLC ("NYM Company"), NEW YORK MORTGAGE FUNDING, LLC ("NYM Funding" and together with NYM Company the "Sellers") and NEW YORK MORTGAGE TRUST, INC (the "Guarantor").

RECITALS

The Buyer, the Sellers and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of March 30, 2005, as amended by Amendment No. 1, dated as of April 29, 2005, Amendment No. 2, dated as of May 10, 2005, Amendment No. 3, dated as of July 18, 2005, Amendment No.4, dated as of August 5, 2005, Amendment No. 5, dated as of September 6, 2005, Amendment No. 6, dated as of November 14, 2005, Amendment No. 7, dated as of March 14, 2006, Amendment No. 8, dated as of March 24, 2006, Amendment No. 9, dated as of May 10, 2006 and Amendment No. 10, dated as of August 4, 2006 (the "Existing Master Repurchase Agreement"; as amended by this Amendment, the "Master Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer the Sellers and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer the Sellers and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Temporary Amendments. For purposes of this Amendment, this Section 1 will be effective only during the period beginning on October 5, 2006 through and including December 1, 2006 (the "Repurchased Mortgage Loan Period"). Definitions. Section 2 of the Existing Repurchase Agreement is hereby temporarily amended, which amendments shall be effective solely during the Repurchased Mortgage Loan Period, by:

(i) adding the following definitions in their proper alphabetical order:

"Maximum Non-Revolving Purchase Price" shall mean, with respect to Repurchased Mortgage Loans, (a) initially $10,000,000 and (b) if at any time following the initial Repurchased Mortgage Loan Purchase Date the Purchase Price of Transactions outstanding hereunder, the subject of which are Repurchased Mortgage Loans, is reduced below the then effective Maximum Non-Revolving Purchase Price, the Maximum Non-Revolving Purchase Price shall be such lower Purchase Price.

"Repurchased Mortgage Loan" means a Mortgage Loan (a) which is repurchased by a Seller as a result of (i) a breach of representations and warranties under the agreed upon terms in which the claimed breach is not a result of fraud or material misrepresentation of fact by any party to the Mortgage Loan or consumer credit law violation, or (ii) an early payment default repurchase obligation, (b) where the claimed breach or early payment default is expressly identified to Buyer in writing, (c) which has not been foreclosed upon or converted to REO Property and (d) which is subject to a Takeout Commitment by [UBS], as Takeout Investor. In addition to the foregoing, in no event will a Repurchased Mortgage Loan be subject to a Transaction hereunder as a "Repurchased Mortgage Loan" if there is a breach of representation and warranty in respect of such Repurchased Mortgage Loan other than the breach identified in writing to the Buyer pursuant to subclause (b) of this definition.

(ii) deleting the definitions of "Market Value," "Mortgage Loan", "Pricing Rate" and "Purchase Price" in their entirety and replacing them with the following language:

"Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole-loan servicing-released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, each Seller acknowledges that (a) in the event that a Purchased Mortgage Loan is not subject to a Take-out Commitment, Buyer may deem the Market Value for such Mortgage Loan to be no greater than par and (b) the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) a breach of a representation, warranty or covenant made by a Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing;

(ii) such Purchased Mortgage Loan is a Non-Performing Mortgage Loan (other than a Repurchased Mortgage Loan);

(iii) such Purchased Mortgage Loan is a Construction Mortgage Loan and has been subject to a Transaction for a period in excess of thirty (30) calendar days;

(iv) such Purchased Mortgage Loan was originated by an Approved Third Party Originator and not owned by a Seller for more than two (2) Business Days prior to the related Purchase Date;

(v) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

(vi) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

(vii) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than (a) 60 days for all Mortgage Loans other than Aged Loans (b) 120 days with respect to each Aged 60 Day Loan or (c) 150 days with respect to each Aged 120 Day Loan;

(viii) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the seventh Business Day after the related Purchase Date;

(ix) such Purchased Mortgage Loan is a Repurchased Mortgage Loan for which the Mortgaged Property has been foreclosed upon or has been converted to REO Property;

(x) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Mortgage Loans that were originated by an Approved Third Party Originator exceeds $100 million;

(xi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged 60 Day Loans that are Purchased Mortgage Loans exceeds $100 million;

(xii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged 120 Day Loans that are Purchased Mortgage Loans exceeds $50 million;

(xiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that are Purchased Mortgage Loans exceeds $90 million;

(xiv) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $35 million;

(xv) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Construction Mortgage Loans that are Purchased Mortgage Loans exceeds $5 million;

(xvi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $15 million;

(xvii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all HELOCs that are Purchased Mortgage Loans exceeds $8 million;

(xviii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Purchase Price;

(xix) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which a Seller then has been approved due to a Requirement of Law relating to consumer credit laws or otherwise;

(xx) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Foreign National Mortgage Loans that are Purchased Mortgage Loans exceeds $2 million;

(xxi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all No FICO Mortgage Loans that are Purchased Mortgage Loans exceeds $2 million;

(xxii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Pay-Option ARMs and 40-Year Pay-Option ARMs that are Purchased Mortgage Loans exceeds $3 million;

(xxiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Repurchased Mortgage Loans that are Purchased Mortgage Loans exceeds the Maximum Non-Revolving Purchase Price.

"Mortgage Loan" means any Repurchased Mortgage Loan, Forty-Year Mortgage Loan, 40-Year Pay-Option ARM, No FICO Mortgage Loan, Pay-Option ARM, Foreign National Mortgage Loan, Sub-Prime Mortgage Loan, Construction Mortgage Loan, Exception Mortgage Loan, Jumbo Mortgage Loan, Alt-A Mortgage Loan, HELOC's, Second Lien Mortgage Loan or Conforming Mortgage Loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided, however, that, except as expressly approved in writing by Buyer, Mortgage Loans shall not include any "high-LTV" loans (i.e., a mortgage loan having a loan-to-value ratio in excess of 100% or in excess of such lower percentage set forth in the Underwriting Guidelines or with respect to Second Lien Mortgage Loans, a combined loan-to value ratio, in excess of the lower of (i) the percentage specified in the Underwriting Guidelines or (ii) 100%) or any High Cost Mortgage Loans and; provided, further, that the origination date with respect

to such Mortgage Loan is no earlier than thirty (30) days prior to the related Purchase Date.

"Pricing Rate" means LIBOR plus:

(a) 0.75% with respect to Transactions the subject of which are Conforming Mortgage Loans (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(b) 0.75% with respect to Transactions the subject of which are Jumbo Mortgage Loans (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(c) 0.75% with respect to Transactions the subject of which are Alt-A Mortgage Loans (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(d) 0.75% with respect to Transactions the subject of which are HELOCs (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(e) 0.75% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans (other than Repurchased Mortgage Loans or Aged Loans);

(f) 0.90% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(g) 0.90% with respect to Transactions the subject of which are Construction Mortgage Loans (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(h) 0.90% with respect to Transactions the subject of which are Foreign National Mortgage Loans (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(i) 1.375% with respect to Transactions the subject of which are Second Lien Mortgage Loans (other than Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Aged Loans);

(j) 2.00% with respect to Transactions the subject of which are Aged Loans or Repurchased Mortgage Loans; and

(k) the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage Loans and any other Transactions so identified by the Buyer in agreeing to enter into a Transaction with respect to such Exception Mortgage Loan.

The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a).

"Purchase Price" means the price at which each Purchased Mortgage Loan is transferred by a Seller to Buyer, which shall equal:

(a) on the Purchase Date, in the case of Purchased Mortgage Loans (other than Construction Mortgage Loans or Repurchased Mortgage Loans), the lesser of either: (x) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan or (y) the product of (1) 99% multiplied by (2) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule;

(b) on the Purchase Date, in the case of Construction Mortgage Loans (other than Repurchased Mortgage Loans) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan;

(c) on the Purchase Date, in the case of Repurchased Mortgage Loans, the product of (1) 85% multiplied by (2) the amount [UBS] has committed to pay for such Repurchased Mortgage Loan;

(d) on any day after the Purchase Date, except where Buyer and the Sellers agree otherwise, the amount determined under the immediately preceding clauses (a), (b) or (c) decreased by the amount of any cash transferred by the Sellers to Buyer pursuant to Section 4(c) hereof or applied to reduce the Sellers' obligations under clause (ii) of Section 4(b) hereof or under Section 6 hereof.

1.2 Schedules. Schedule 1 of the Existing Repurchase is hereby temporarily amended, which amendment shall be effective solely during the Repurchased Mortgage Loan Period, by adding the following preamble to the beginning thereof:

"With respect to each Purchased Mortgage Loan, each Seller represents and warrants to Buyer that each of the following representations and warranties are true and correct, except with respect to any Repurchased Mortgage Loan in which the claimed breach of the representation or warranty is expressly identified to Buyer in writing pursuant to clause (b) of the definition of Repurchased Mortgage Loan. With respect to any representations and warranties made to the best of a Seller's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of such Seller, then, notwithstanding that such representation and warranty is made to the best of such Seller's knowledge, such Mortgage Loan shall be assigned a Market Value of zero."

SECTION 2. Conditions Precedent. This Amendment shall become effective as of October 5, 2006 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(1) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantor; and

(2) such other documents as the Buyer or counsel to the Buyer may reasonably request.

2.2 Payment of Attorneys' Fees. On the Amendment Effective Date, the Sellers shall have paid attorneys' fees to Buyer or its counsel either by payment or by authorized debit in connection with this Amendment in an amount equal to $2,500.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 5. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that such Guaranty shall apply to all of the Obligations under the Master Repurchase Agreement, as it may be amended, modified and in effect, from time to time.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Buyer

By: /s/ Bruce S. Kaiserman
Name: Bruce S. Kaiserman
Title: Vice President

NYM Company:

THE NEW YORK MORTGAGE COMPANY, LLC,
as Seller

By: /s/ Steven B. Schnall
Name: Steven B. Schnall
Title: President and Chief Executive Officer

NYM Funding:

NEW YORK MORTGAGE FUNDING, LLC,
as Seller

By: /s/ Steven B. Schnall
Name: Steven B. Schnall
Title: President and Chief Executive Officer

Guarantor:

NEW YORK MORTGAGE TRUST, INC,
as Seller

By: /s/ Steven B. Schnall
Name: Steven B. Schnall
Title: President, Chairman & Chief Executive Officer